EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58215) of Aurora Foods Inc. of our report dated February 5, 1999 appearing on page 39 of this Form 10-K.



PricewaterhouseCoopers LLP
San Francisco, California
March 12, 1999